Exhibit 10.8

INTERCREDITOR AGREEMENT
dated as of June 25, 2024
among
VITOL AMERICAS CORP.,
as RCF Representative,
ORION ENERGY PARTNERS TP AGENT, LLC,
as Term Loan Representative
THE TERM LOAN CREDITORS PARTY HERETO FROM TIME TO TIME,
BAKERSFIELD RENEWABLE FUELS, LLC,
as Project Company
BKRF OCB, LLC,
as BKRF Borrower
and
BKRF OCP, LLC,
as Holdings

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TABLE OF CONTENTS
SECTION 1. Definitions; Rules of Construction                      2
1.1 UCC Definitions                                  2
1.2 Defined Terms                                  2
1.1 Rules of Construction                             16

SECTION 2. Lien Priority; Certain Perfection Matters                     17
2.1 Liens and Subordination                             17
2.2 Prohibition on Contesting Liens                         18
2.3 Nature of Obligations                             18
2.4 No New Liens                                 18
2.5 Separate Classification                             19
2.6 Agreements Regarding Actions to Perfect Liens                 20
2.7 Enforcement Actions                             21
2.8 Bailee for Perfection                             21
2.9 Transfer of Pledged Collateral                         22

SECTION 3. Enforcement Rights                             23
3.1 Exclusive Enforcement                             23
3.2 Standstill and Waivers                             24
3.3 Judgment Creditors                             25
3.4 Cooperation; Sharing of Information and Access                 26
3.5 No Additional Rights For the Loan Parties Hereunder             26
3.6 Actions Upon Breach                             26
3.7 Loan Party Consent                             27

SECTION 4. Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien    27
4.1 Application of Proceeds                             27
4.2 Releases of Liens                             29
4.3 Inspection Rights and Insurance; Certain Real Property Notices         30

SECTION 5. Insolvency Proceedings                             31
5.1 Filing of Motions                             31
5.2 Financing Matters                             32
5.3 Relief From the Automatic Stay                         33
5.4 No Contest                                 33
5.5 Avoidance Issues                             33
5.6 Plan of Reorganization                             34
5.7 Asset Dispositions in an Insolvency Proceeding                 34
5.8 Reorganization Securities                         34
5.9 Other Matters                                 34
5.10 Adequate Protection                             35
5.11 Effectiveness in Insolvency Proceedings                     37
5.12 Cross-Defaults                                 37

SECTION 6. Amendments to and Refinancings of Term Loan Documents and RCF Documents 37

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6.1 Amendments to Documents                         37
6.2 Limitations on Refinancings                         38

SECTION 7. Purchase Option                             39
7.1 Notice of Exercise                             39
7.2 Purchase and Sale                             39
7.3 Payment of Purchase Price                         40
7.4 Documentation; Limitation on Representations and Warranties         40

SECTION 8. Reliance; Waivers; etc                             40
8.1 Reliance                                 40
8.2 No Warranties or Liability                         41
8.3 No Waivers                                 41

SECTION 9. Obligations Unconditional                         41

SECTION 10. Inspection and Access Rights                         42

SECTION 11. Miscellaneous                                 45
11.1 Rights of Subrogation                             45
11.2 Further Assurances                             45
11.3 Conflicts                                 46
11.4 Continuing Nature of Provisions                         46
11.5 Amendments; Waivers                             46
11.6 Information Concerning Financial Condition of the Loan Parties         46
11.7 Governing Law                                 47
11.8 Submission to Jurisdiction; JURY TRIAL WAIVER                 47
11.9 Notices                                     48
11.10 Successors and Assigns                                 48
11.11 Headings                                 48
11.12 Severability                                 48
11.13 Other Remedies                             48
11.14 Counterparts; Integration; Effectiveness                     48
11.15 Additional Loan Parties                             48
11.16 Electronic Signatures                             49

ii
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INTERCREDITOR AGREEMENT
This Intercreditor Agreement (this “Agreement”), dated as of June 25, 2024, is made by and among VITOL AMERICAS CORP., in its personal capacity and in its capacity as RCF Collateral Agent as described below (in such capacity, with its successors and assigns, and as more specifically defined below, the “RCF Representative”) for the RCF Secured Parties (as defined below), ORION ENERGY PARTNERS TP AGENT, LLC, as Term Loan Collateral Agent as described below (in such capacity, with its successors and assigns, and as more specifically defined below, the “Term Loan Representative”) for the Term Loan Secured Parties (as defined below), the Term Loan Creditors (as defined below) party hereto, BKRF OCB, LLC, a Delaware limited liability company (the “BKRF Borrower”), Bakersfield Renewable Fuels, LLC, a Delaware limited liability company (the “Project Company”) and BKRF OCP, LLC, a Delaware limited liability company (“Holdings” and, together with BKRF Borrower and the Project Company, each a “Loan Party” and collectively, the “Loan Parties”).
WHEREAS, BKRF Borrower, Holdings, the Project Company, Orion Energy Partners TP Agent, LLC, as Collateral Agent (“Term Loan Collateral Agent”), and certain financial institutions and other entities are parties to the Credit Agreement, dated as of May 4, 2020 (as amended, restated, supplemented or otherwise modified, or refinanced or replaced from time to time pursuant to the terms hereof, the “Existing Term Loan Agreement”), pursuant to which such financial institutions and other entities have agreed to make term loans to the BKRF Borrower, and such term loans are guaranteed by all of the Loan Parties;
WHEREAS, (a) the Project Company (as borrower), BKRF Borrower and Holdings (as guarantors), and Vitol, as Collateral Agent (“RCF Collateral Agent”) are parties, and certain financial institutions and other entities may from time to time become parties (as additional lenders), to the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified, or refinanced or replaced, from time to time pursuant to the terms hereof, the “Existing RCF Agreement”) pursuant to which Vitol and the other lenders party thereto have agreed to make loans and extend other financial accommodations to the Project Company and (b) the Project Company and Vitol are parties to the Supply and Offtake Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified, or replaced from time to time, the “SOA”) and the Storage Services Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified, or replaced from time to time, the “SSA”);
WHEREAS, each Loan Party has granted to the Term Loan Representative, as Term Loan Collateral Agent, security interests in the RCF Priority Collateral and the Other Collateral described below as security for payment of the Term Loan Obligations;
WHEREAS, each Loan Party has separately granted to the RCF Representative, as RCF Collateral Agent, security interests in the RCF Priority Collateral and the Other Collateral as security for payment of the RCF Obligations; and

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WHEREAS, Vitol entered into Amendment No. 16 to the Existing Term Loan Agreement, dated as of the date hereof, the Existing RCF Agreement, and the SOA and Storage Services Agreement in reliance upon the agreements set forth in this Agreement which, among other matters, grant priority to the RCF Obligations as Senior Obligations and the RCF Liens as Senior Liens as described below.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
Section 1.Definitions; Rules of Construction.
1.1UCC Definitions. Capitalized terms which are defined in the Uniform Commercial Code are used herein as so defined, except if otherwise defined herein.
1.2Defined Terms. The following terms, as used herein, have the following meanings:
“Accounts Receivable” shall have the meaning given to “Accounts” in the UCC.
“Accounts Receivable Contracts” means (a) all supply contracts, offtake agreements and similar contracts or agreements to which the Project Company or any other Loan Party is a party and pursuant to which the Project Company or such Loan Party sells Inventory or renders services; and (b) all contracts or agreements between the Project Company or any Loan Party and any other Person whereby the Project Company or such Loan Party is entitled to receive Inventory, or the benefit of Inventory, pursuant to an Inventory exchange arrangement with such other Person. For purposes of this definition, the term “Inventory” shall have the meaning specified in the UCC.
“Additional RCF Agreement” means any agreement evidencing RCF Obligations that is (a) designated as an “Additional RCF Agreement” by the Project Company in a writing delivered to the RCF Representative and the Term Loan Representative and (b) permitted to be incurred by the terms of the Term Loan Documents and RCF Documents then extant and is permitted by said agreements to be subject to the provisions of this Agreement as RCF Obligations.
“Additional Term Loan Agreement” means any agreement evidencing Term Loan Obligations that is (a) designated as an “Additional Term Loan Agreement” by the BKRF Borrower in a writing delivered to the RCF Representative and the Term Loan Representative and (b) permitted to be incurred by the terms of the RCF Documents and Term Loan Documents then extant and is permitted by said agreements to be subject to the provisions of this Agreement as Term Loan Obligations.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

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“BKRF Borrower” has the meaning set forth in the first WHEREAS clause above.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.
“CARB LCFS Regulations” means the regulations set forth at title 17, California Code of Regulations, sections 95480, et seq., as amended from time to time.
“CFPC” means the Clean Fuels Production Credit which applies to Persons that sell or use certain low-emission transportation fuels, including (A) Persons that sell or use sustainable aviation fuels, as set forth in Internal Revenue Code Section 6426(k), and (B) Persons that sell or use alternative fuel as a fuel in a motor vehicle or motorboat and in aviation, as set forth in Internal Revenue Code Sections 6426 (d).
“Class” means, with respect to a Secured Party, whether such Secured Party is a RCF Secured Party or a Term Loan Secured Party.
“Collateral” means, collectively, all RCF Collateral and all Other Collateral.
“Copyright Licenses” means any and all agreements granting any right in, to or under Copyrights (whether a Loan Party is licensee or licensor thereunder).
“Copyrights” means all United States, state and foreign copyrights, whether registered or unregistered and whether published or unpublished, now owned or hereafter created or acquired by or assigned, and with respect to any and all of the foregoing: (a) all registrations and applications therefor, (b) all reissues, continuations, extensions and renewals thereof and amendments thereto, (c) all rights corresponding thereto throughout the world, (d) all rights to sue for past, present and future infringements thereof, (e) all licenses, claims, damages and proceeds of suit arising therefrom, and (f) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.
“Designation” has the meaning set forth in Section 11.5(b).
“Enforcement Action” means, with respect to the RCF Obligations or the Term Loan Obligations, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the RCF Documents or the Term Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, the exercise of any rights to credit bid debt, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, in each case in accordance with the terms of the RCF Documents or the Term Loan Documents, as applicable, it being acknowledged and agreed that the implementation or exercise of cash sweeps under or with respect to any cash management arrangements shall not constitute or be deemed to constitute an Enforcement Action.

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“Existing RCF Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.
“Existing Term Loan Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.
“FBTC” means the Federal Blenders Tax Credit, which applies to blenders of Product mixtures as set forth in Internal Revenue Code Sections 6426(b) and (c).
“Feedstock” has the meaning assigned to such term in the RCF Agreement.
“Holdings” has the meaning set forth in the first WHEREAS clause above.
“Initial Standstill Period” has the meaning set forth in Section 5.12.
“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
“Intellectual Property” means, collectively, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, Trade Secret Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.
“Junior Collateral” means with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.
“Junior Documents” means, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.
“Junior Enforcement Liens” means:
(a)with respect to the RCF Priority Collateral, the Lien of the Term Loan Representative on the RCF Priority Collateral securing the Term Loan Obligations; and
(b)with respect to the Other Collateral, (i) if the Term Loan Representative is the Other Collateral Senior Enforcement Representative, the Lien of the RCF Representative on the Other Collateral securing the RCF Obligations and (ii) if the RCF Representative is the Other Collateral Senior Enforcement Representative, the Lien of the Term Loan Representative on the Other Collateral securing the Term Loan Obligations.
“Junior Enforcement Parties” means:

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(a)with respect to the RCF Priority Collateral, all Term Loan Secured Parties; and
(b)with respect to the Other Collateral, (i) if the Term Loan Representative is the Other Collateral Senior Enforcement Representative, all RCF Secured Parties and (ii) if the RCF Representative is the Other Collateral Senior Enforcement Representative, all Term Loan Secured Parties.
“Junior Enforcement Representative” means:
(a)with respect to any RCF Priority Collateral and, if the RCF Representative is the Other Collateral Senior Enforcement Representative, any Other Collateral, the Term Loan Representative; and
(b)with respect to any Other Collateral if the Term Loan Agent is the Other Collateral Senior Enforcement Representative, the RCF Representative.
“Junior Liens” means:
(a)with respect to the RCF Priority Collateral, the Lien of the Term Loan Representative on the RCF Priority Collateral securing the Term Loan Obligations; and
(b)with respect to the Other Collateral, the Lien of the Term Loan Representative on the Other Collateral securing the Term Loan Obligations.
“Junior Obligations” means all Term Loan Obligations.
“Junior Representative” means the Term Loan Agent.
“Junior Secured Parties” means the Term Loan Secured Parties.
“LCFS Credit” means “Credit” as defined in the CARB LCFS Regulations.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Lien Priority” means with respect to any Lien of the RCF Representative or Term Loan Representative in the Collateral, the order of priority of such Lien specified in Section 2.1.

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“Liquidation Proceeding” means the exercise by the applicable Senior Enforcement Representative of those rights and remedies accorded to such Senior Enforcement Representative under the applicable Loan Documents and applicable laws as a creditor of the Loan Parties with respect to the realization on the applicable Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of such Senior Enforcement Representative, of any disposition of such Collateral for the purpose of liquidating such Collateral.
“Loan Documents” means, collectively, the RCF Documents and the Term Loan Documents.
“Loan Party” has the meaning set forth in the introductory paragraph hereof and shall include each other Person that from time to time becomes a “Loan Party” in accordance with, and as defined in, the RCF Agreement or the Term Loan Agreement, as applicable. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
“Non-Conforming Plan of Reorganization” means any Plan of Reorganization the provisions of which are inconsistent with, or are in contravention of, the relative Lien priorities or the other provisions of this Agreement, including any Plan of Reorganization that purports to re-order (whether by subordination, invalidation or otherwise) or otherwise disregard, in whole or part, the provisions of Sections 2, 4 or 5, or which, explicitly or by effect, would equitize any of the Tranche D Obligations without the advance written consent of the applicable Tranche D Lender.
“Other Collateral” means all assets, whether now owned or hereafter acquired by any Loan Party, in which a Lien is granted or purported to be granted to any Secured Party as security for any RCF Obligations and any Term Loan Obligations, excluding the RCF Priority Collateral.
“Other Collateral Enforcement Actions” has the meaning assigned to such term in Section 10(a).
“Other Collateral Senior Enforcement Representative” means (a) prior to the earlier of the Term Loan Obligations Payment Date and the RCF Representative Enforcement Date, the Term Loan Representative and (b) on and after the earlier of the Term Loan Obligations Payment Date and the RCF Representative Enforcement Date, the RCF Representative; provided that, prior to the Term Loan Obligations Payment Date, during any period in which the RCF Representative Enforcement Date has been deemed not to have occurred pursuant to the definition thereof, the Other Collateral Senior Enforcement Representative shall be the Term Loan Representative.
“Patent License” means all agreements granting any right in, to, or under Patents (whether any Loan Party is licensee or licensor thereunder).

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“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, now or hereafter in force, and with respect to any and all of the foregoing, (i) all applications and registrations therefore, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof and amendments thereto, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described and claimed therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.
“Permitted Refinancing” means with respect to any Person, any Indebtedness (as defined in (i) the RCF Agreement, if the Refinancing was of Term Loan Obligations or (ii) the Term Loan Agreement, if the Refinancing was of RCF Obligations) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the providers of such Indebtedness (or an agent on behalf of such providers) shall have entered into an intercreditor agreement with the RCF Representative (if the Refinancing was of Term Loan Obligations) or the Term Loan Representative (if the Refinancing was of RCF Obligations) substantially in the form of this Agreement or in such other form as may be reasonably acceptable to the RCF Representative or the Term Loan Representative, as the case may be, (b) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, and (c) at the time thereof, no Default or Event of Default (as defined in (i) the RCF Agreement, if the Refinancing was of Term Loan Obligations or (ii) the Term Loan Agreement, if the Refinancing was of RCF Obligations) shall have occurred and be continuing.
“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.
“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of dispositive plan of arrangement proposed in or in connection with any Insolvency Proceeding.
“Pledged Collateral” has the meaning assigned to such term in Section 2.8(a).
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

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“Priority Collateral” means the RCF Priority Collateral or the Other Collateral, as applicable.
“Proceeds” has the meaning assigned to such term in the UCC, but shall include, for the purposes of this Agreement, all Collateral received as the result of any credit bid and all adequate protection received in respect of any Collateral.
“Product” has the meaning assigned to such term in the RCF Agreement.
“Project” means the renewable diesel facility currently under construction in Bakersfield, California, that the Project Company intends to own, maintain and operate to process Feedstock into Product.
“Project Company” has the meaning set forth in the introductory paragraph hereof.
“RCF Agreement” means the collective reference to (a) the Existing RCF Agreement, (b) any Additional RCF Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing RCF Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional RCF Agreement or any other agreement or instrument referred to in this clause (b) unless such agreement or instrument expressly provides that it is not intended to be and is not an RCF Agreement hereunder (a “Replacement RCF Agreement”); provided, that in the case of clause (b), such agreement shall only constitute an “RCF Agreement” herein if permitted by the then-existing Term Loan Documents. Any reference to the RCF Agreement hereunder shall be deemed a reference to any RCF Agreement then extant.
“RCF Collateral” means all assets, whether now owned or hereafter acquired, existing or arising by any Loan Party and wherever located, in which a Lien is granted or purported to be granted to any RCF Creditor as security for any RCF Obligations, including the RCF Priority Collateral and the Other Collateral.
“RCF Creditors” means, collectively, the “Lenders” and the “Agents”, each as defined in the RCF Agreement, and Vitol, in each case as counterparty to the SOA and the SSA.
“RCF DIP Cap Amount” means, in respect of any Insolvency Proceeding with respect to any Loan Party and as of any date of determination an aggregate amount equal to (a) the sum of (i) the aggregate principal amount of loans constituting RCF Obligations and (ii) the aggregate undrawn commitments to extend credit under the RCF Documents without regard to any termination of such commitments as a result of such Insolvency Proceeding, in the case of the immediately preceding clauses (i) and (ii), as of the date of commencement of such Insolvency Proceeding, multiplied by (b) 120% minus (c) the amount of RCF Obligations referred to in clause (a) above that are not “rolled-up” and included in the applicable RCF DIP Financing.

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“RCF DIP Financing” has the meaning set forth in Section 5.2(a).
“RCF Documents” means the RCF Agreement, each RCF Security Document, each RCF Guarantee, the SOA, the SSA and each other “Loan Document” as defined in the RCF Agreement.
“RCF Guarantee” means any guarantee by any Loan Party of any or all of the RCF Obligations.
“RCF Lien” means any Lien created by the RCF Security Documents.
“RCF Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest), fees and premium (if any) on all loans made pursuant to the RCF Agreement by the RCF Creditors, (b) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the RCF Documents and (c) all payment obligations, indemnities, fees, expenses, margin payments, settlements, termination payments (including the “Close-Out Amount” as defined in the SOA) and other amounts payable from time to time pursuant to the SOA and the SSA, in each case including interest that accrues or may be accrued under any RCF Document after the commencement by or against any Loan Party of any Insolvency Proceeding whether or not allowed or allowable, or recoverable by the RCF Secured Parties from such Loan Party or its estate, in such Insolvency Proceeding. To the extent any payment with respect to any RCF Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the RCF Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. Upon the occurrence of a Permitted Refinancing with respect to the foregoing, “RCF Obligations” shall include all of the above-described types of obligations arising under or in connection with the RCF Documents evidencing or giving rise to such Permitted Refinancing.
“RCF Obligations Payment Date” means the first date on which (a) the RCF Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the RCF Documents), (b) all commitments to extend credit or enter into transactions under the RCF Documents have been terminated and (c) so long as the Term Loan Obligations Payment Date shall not have occurred, the RCF Representative has delivered a written notice to the Term Loan Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the RCF Secured Parties, which notice shall be delivered by the RCF Representative to the Term Loan Representative promptly after the occurrence of the events described in clauses (a) and (b).
“RCF Priority Account(s)” means all Deposit Account(s) and Securities Account(s) and all (a) cash, (b) cash equivalents, (c) checks, negotiable Instruments (as defined in the UCC),

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funds and other evidences of payment, (d) securities and other financial assets credited thereto established (or established in the future) and (e) all Security Entitlements (as defined the UCC) arising therefrom.
“RCF Priority Collateral” means all Collateral consisting of the following:
(1)all Feedstock and Product owned by the Project Company wherever located;
(2)all Accounts Receivable;
(3)all Accounts Receivable Contracts;
(4)all Inventory (as defined in the UCC);
(5)the RCF Priority Account(s);
(6)all Commodity Accounts and Commodity Contracts (each as defined in the UCC);
(7)all Renewable Attributes;
(8)all tax credits, tax refunds and tax benefits of any kind, other than tax credits, refunds or benefits in respect of, or otherwise relating to, Real Property;
(9)all rights to business interruption insurance and insurance in respect of any of the assets referred to in the preceding clauses;
(10)to the extent relating to any of the items referred to in the preceding clauses (1) through (9), all Payment Intangibles;
(11)to the extent relating to any of the items referred to in the preceding clauses (1) through (10), all Documents, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), General Intangibles not described in clause (9) hereof (but, without limitation upon the license and rights of use provisions set forth in this Agreement, excluding Intellectual Property), Instruments or Proceeds thereof (including Promissory Notes not constituting Other Collateral or Proceeds thereof);
(12)to the extent relating to any of the items referred to in the preceding clauses (1) through (11) constituting RCF Priority Collateral, all Supporting Obligations, Letter-of-Credit Rights and rights under contracts for sale; provided that to the extent any of the foregoing also relates to Other Collateral only that portion related to the items referred to in the preceding clauses (1) through (11) shall be included in the RCF Priority Collateral;
(13)all books, records and information or Proceeds thereof, and all rights of access to such books, records, and information relating to the items referred to in the preceding clauses (1) through (12) constituting RCF Priority Collateral (including all books, databases, engineer

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drawings, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (12)); and
(14)all liens, collateral security, guarantees, rights (including the right of stoppage in transit), remedies, privileges, and insurance policies and certificates with respect to any of the foregoing, all payments under any indemnity or warranty of the foregoing, all products, Proceeds, substitutions, and accessions of or to any of the foregoing and all cash, cash equivalents, checks, negotiable instruments, money, Instruments, Accounts, Chattel Paper, Securities, Securities Entitlements, Financial Assets and Deposit Accounts in each case received as Proceeds of any of the foregoing;
provided, however, that (A) any Collateral, regardless of type, received in exchange for RCF Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the Existing RCF Agreement and this Agreement shall be treated as RCF Priority Collateral under this Agreement, the Term Loan Security Documents and the RCF Security Documents, and (B) that any Collateral of the type that constitutes RCF Priority Collateral, if received in exchange for Other Collateral pursuant to an Enforcement Action in accordance with the terms of the Existing Term Loan Agreement and this Agreement, shall be treated as Other Collateral under this Agreement, the Term Loan Security Documents and the RCF Security Documents.
“RCF Priority Collateral Enforcement Action Notice” has the meaning assigned to such term in Section 10(a).
“RCF Priority Collateral Enforcement Actions” has the meaning assigned to such term in Section 10(a).
“RCF Priority Collateral Senior Enforcement Representative” means the RCF Representative.
“RCF Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement RCF Agreement, the RCF Representative shall be the Person identified as such in such Agreement.
“RCF Representative Enforcement Date” means the date which is 180-days after the occurrence of an “event of default” or “termination event” (howsoever defined) under the RCF Documents; provided that the RCF Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Term Loan Representative has commenced and is diligently pursuing any Enforcement Action with respect to the Other Collateral or a material portion thereof, (2) at any time any stay or other order has been entered by a court of competent jurisdiction that prohibits the Term Loan Representative from taking any Enforcement Actions or (3) if the RCF Representative has notified the Term Loan Representative that the applicable “event of default” or “termination event” under the RCF Documents has ceased to continue in effect.

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“RCF Secured Parties” means the RCF Representative, the RCF Creditors and any other holders of the RCF Obligations.
“RCF Security Documents” means the “Security Agreement” and any other “Additional Documents”, each as defined in the RCF Agreement.
“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.
“Recovery” has the meaning set forth in Section 5.5.
“Refinance” means in respect of any Indebtedness and any agreement governing any such Indebtedness, to refinance, extend, increase, renew, defease, amend, restate, amend and restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in each case (a) in exchange or replacement for or refinancing of, such Indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, obligors and/or guarantors, and (b) whether or not the original instrument giving rise to such Indebtedness has been terminated. “Refinanced” and “Refinancing” shall have correlative meanings.
“Renewable Attributes” means CFPCs, FBTCs, LCFS Credits, and RINs and, to the extent approved by Vitol in the SOA, other similar market valued renewable credit available from the Product output from the Project.
“Replacement RCF Agreement” has the meaning set forth in the definition of “RCF Agreement.”
“Replacement Term Loan Agreement” has the meaning set forth in the definition of “Term Loan Agreement.”
“Representative” means the Term Loan Representative or the RCF Representative, as the context so requires.
“RINs” means the unique numbers generated to represent volumes of renewable fuel as defined in 40 CFR § 80.1401 and which are required to be accumulated by obligated parties for compliance with the Renewable Fuel Standard as set out at 40 CFR § 80 Subpart M.
“Secured Obligations” means the RCF Obligations and the Term Loan Obligations.
“Secured Parties” means the RCF Secured Parties and the Term Loan Secured Parties.
“Security Documents” means, collectively, the RCF Security Documents and the Term Loan Security Documents.
“Senior Collateral” means with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

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“Senior Documents” means, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.
“Senior Enforcement Collateral” means
(a)with respect to the RCF Secured Parties, (i) the RCF Collateral and (ii) if the RCF Representative is the Other Collateral Senior Enforcement Representative, the Other Collateral; and
(b)with respect to the Term Loan Secured Parties if the Term Loan Representative is the Other Collateral Senior Enforcement Representative, the Other Collateral.
“Senior Enforcement Documents” means, collectively, with respect to any Senior Enforcement Obligation, any provision pertaining to such Senior Enforcement Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Enforcement Obligation.
“Senior Enforcement Liens” means:
(a)with respect to the RCF Priority Collateral, the Lien of the RCF Representative on the RCF Priority Collateral securing the RCF Obligations; and
(b)with respect to the Other Collateral, (i) if the Term Loan Representative is the Other Collateral Senior Enforcement Representative, the Lien of the Term Loan Representative on the Other Collateral securing the Term Loan Obligations and (ii) if the RCF Representative is the Other Collateral Senior Enforcement Representative, the Lien of the RCF Representative on the Other Collateral securing the RCF Obligations.
“Senior Enforcement Obligation” means:
(a)with respect to any RCF Priority Collateral, all RCF Obligations; and
(b)with respect to any Other Collateral, (i) if the Term Loan Representative is the Other Collateral Senior Enforcement Representative, all Term Loan Obligations and (ii) if the RCF Representative is the Other Collateral Senior Enforcement Representative, all RCF Obligations.
“Senior Enforcement Parties” means the Secured Parties, excluding the Junior Enforcement Parties.
“Senior Enforcement Representative” means (a) with respect to any RCF Priority Collateral, the RCF Priority Collateral Senior Enforcement Representative and (b) with respect to any Other Collateral, the Other Collateral Senior Enforcement Representative.

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“Senior Liens” means:
(a)with respect to the RCF Priority Collateral, the Lien of the RCF Representative on the RCF Priority Collateral securing the RCF Obligations; and
(b)with respect to the Other Collateral, the Lien of the RCF Representative on the Other Collateral securing the RCF Obligations.
“Senior Obligations” means all RCF Obligations.
“Senior Obligations Payment Date” means the RCF Obligations Payment Date.
“Senior Representative” means the RCF Representative.
“Senior Secured Parties” means all RCF Secured Parties.
“Senior Security Documents” means with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.
“SOA” has the meaning set forth in the second WHEREAS clause above.
“SSA” has the meaning set forth in the second WHEREAS clause above.
“Specified Events” has the meaning set forth in Section 5.12.
“Term Loan Agreement” means the collective reference to (a) the Existing Term Loan Agreement, (b) any Additional Term Loan Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Term Loan Agreement, any Additional Term Loan Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Agreement hereunder (a “Replacement Term Loan Agreement”); provided, that in the case of clause (b) and (c), such agreement shall only constitute an “Term Loan Agreement” herein if permitted by the then-existing RCF Documents. Any reference to the Term Loan Agreement hereunder shall be deemed a reference to any Term Loan Agreement then extant.
“Term Loan Creditors” means the “Lenders” and the “Secured Parties”, each as defined in the Term Loan Agreement.
“Term Loan DIP Financing” has the meaning set forth in Section 5.2(b).
“Term Loan Documents” means each Term Loan Agreement, each Term Loan Security Document, each Term Loan Guarantee and each other “Loan Document” as defined in the Term Loan Agreement.

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“Term Loan Guarantee” means any guarantee by any Loan Party of any or all of the Term Loan Obligations.
“Term Loan Lien” means any Lien created by the Term Loan Security Documents.
“Term Loan Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest), fees and premium (including “Accrued Interest” and/or “Prepayment Premium,” if any, as each such defined term is defined in the Existing Term Loan Agreement) on all indebtedness under the Term Loan Agreement by the Term Loan Creditors, and (b) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Term Loan Documents, in each case including interest that accrues or may be accrued under any Term Loan Document after the commencement by or against any Loan Party of any Insolvency Proceeding whether or not allowed or allowable, or recoverable by the Term Loan Secured Parties from such Loan Party or its estate, in such Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any RCF Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the RCF Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. Upon the occurrence of a Permitted Refinancing with respect to the foregoing, “Term Loan Obligations” shall include all of the above-described types of obligations arising under or in connection with the Term Loan Documents evidencing or giving rise to such Permitted Refinancing.
“Term Loan Obligations Payment Date” means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full, (b) all commitments to extend credit under the Term Loan Documents have been terminated, and (c) so long as the RCF Obligations Payment Date shall not have occurred, the Term Loan Representative has delivered a written notice to the RCF Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Term Loan Secured Parties, which notice shall be delivered by the Term Loan Representative to the RCF Representative promptly after the occurrence of the events described in clauses (a) and (b).
“Term Loan Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Loan Agreement or Additional Term Loan Agreement, the Term Loan Representative shall be the Person identified as such in such Agreement.
“Term Loan Secured Parties” means the Term Loan Representative, the Term Loan Creditors and any other holders of the Term Loan Obligations.

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“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Agreement and any documents that are designated under the Term Loan Agreement as “Term Loan Security Documents” for purposes of this Agreement.
“Trade Secret Licenses” means any and all agreements granting any right in or to Trade Secrets (whether a Loan Party is licensee or licensor thereunder).
“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any Loan Party, including with respect to any and all of the foregoing: (i) all documents and things embodying, incorporating, or referring in any way thereto, (ii) all rights to sue for past, present and future misappropriations thereof, (iii) all licenses, claims, damages, and proceeds of suit arising therefrom, (iv) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof and (v) rights corresponding thereto throughout the world.
“Trademark Licenses” means any and all agreements granting any right in or to Trademarks (whether a Loan Party is licensee or licensor thereunder).
“Trademarks” means all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, now or hereafter in force, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) the goodwill of the business symbolized thereby, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license assignment or other disposition thereof, (vii) reissues, continuations, extensions and renewals thereof and amendments thereto and (viii) rights corresponding thereto throughout the world.
“Tranche D Obligations” as defined in the Term Loan Agreement.
“Unasserted Contingent Obligations” means, at any time, RCF Obligations or Term Loan Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding the principal of, and interest and premium (including (x) “Accrued Interest” and/or “Prepayment Premium,” if any, as each such defined term is defined in the Existing Term Loan Agreement and (y) “Accrued Interest,” if any, as such defined term is defined in the Existing RCF Agreement) on, and fees and expenses relating to, any RCF Obligation or Term Loan Obligation, as applicable)in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in

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the case of RCF Obligations or Term Loan Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other applicable jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Use Period” shall mean the period: commencing on (a) the date on which the RCF Representative furnishes the Term Loan Representative with notice of an Enforcement Action or, if sooner, (b) the earlier of (i) the date that the RCF Representative or an agent acting on its behalf (or an RCF Secured Party acting with the consent of the RCF Representative) shall have commenced an Enforcement Action with respect to the RCF Priority Collateral and (ii) the date that any Loan Party party to any RCF Documents shall have commenced (with the consent of the RCF Representative) the liquidation and sale of all or a material portion of the RCF Priority Collateral, and ending 180 days thereafter;
provided that, if any stay or other order that prohibits any of the RCF Representative, the other RCF Secured Parties or any Loan Party (with the consent of the RCF Representative), as applicable, from taking any of the actions described in the foregoing clauses (b)(i) or (b)(ii), as applicable, has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.
“Vitol” means Vitol Americas Corp., a Delaware corporation.
“Vitol Direct Agreement” means that certain Direct Agreement, dated as of the date hereof, among Vitol, the Project Company and the Term Loan Representative, as collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
1.1Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s

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successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference herein to a term as defined in any other document shall refer to the definition in such document in effect as of the date hereof, unless the RCF Representative, with respect to the Term Loan Documents, or the Term Loan Representative, with respect to the RCF Documents, shall have consented in writing to any amendment or modification to such defined term; provided that, for the avoidance of doubt, this sentence shall not limit any amendment or modification to the Term Loan Documents pursuant to the terms thereof that increases the term loan commitments thereunder to fund the needs of the business.
Section 1.Lien Priority; Certain Perfection Matters.
1.1Liens and Subordination.
(a)As of the date hereof, the Term Loan Representative holds a singular Lien against the Other Collateral and the RCF Priority Collateral for the benefit of the Term Loan Secured Parties, subject to the terms and conditions of this Agreement, and the RCF Representative holds a singular Lien against the Other Collateral and the RCF Priority Collateral for the benefit of the RCF Secured Parties, subject to the terms and conditions of this Agreement.
(b)Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, (x) the RCF Representative, on behalf of each RCF Secured Party and (y) the Term Loan Representative, on behalf of each Term Loan Secured Party, in respect of such Collateral hereby agrees that:
(i)any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and
(ii)any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

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1.2Prohibition on Contesting Liens. In respect of any Collateral, (x) the RCF Representative, on behalf of each RCF Secured Party, and (y) the Term Loan Representative, on behalf of each Term Loan Secured Party, in each case, in respect of such Collateral agrees that it shall not, and hereby waives any right to:
(a)contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Lien of the RCF Representative or Term Loan Representative on such Collateral; or
(b)demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Liens of the RCF Representative or Term Loan Representative on such Collateral;
except, in each case, to the extent that such rights are expressly granted in this Agreement (and nothing herein shall limit the ability of the RCF Representative to contest, in any manner, the priority of any Lien on the RCF Priority Collateral and the Other Collateral to the extent such priority is inconsistent with the terms of this agreement, including Section 2.1 and Section 2.5) and without limiting the terms and conditions of this Agreement.
1.3Nature of Obligations. The Term Loan Representative on behalf of itself and the other Term Loan Secured Parties acknowledges that a portion of the RCF Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed or incurred, and, subject to the limitations set forth in Section 6.1, that the terms of the RCF Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the RCF Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Loan Secured Parties and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the RCF Obligations or the Term Loan Obligations, or any portion thereof.
1.4No New Liens.
(a)Until the RCF Obligations Payment Date, no Term Loan Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the RCF Representative under the RCF Documents, subject to the Lien Priority set forth herein. If any Term Loan Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the RCF Representative under the RCF Documents, subject to the Lien Priority set forth herein, then the Term Loan Representative (or the relevant Term Loan Secured Party) shall, without the need for any further consent of any other Term

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Loan Secured Party and notwithstanding anything to the contrary in any other Term Loan Document be deemed to also hold and have held such Lien for the benefit of the RCF Representative as security for the RCF Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the RCF Representative in writing of the existence of such Lien.
(b)Until the Term Loan Obligations Payment Date, no RCF Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any RCF Obligation which assets are not also subject to the Lien of the Term Loan Representative under the Term Loan Documents, subject to the Lien Priority set forth herein. If any RCF Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any RCF Obligation which assets are not also subject to the Lien of the Term Loan Representative under the Term Loan Documents, subject to the Lien Priority set forth herein, then the RCF Representative (or the relevant RCF Secured Party) shall, without the need for any further consent of any other RCF Secured Party and notwithstanding anything to the contrary in any other RCF Document be deemed to also hold and have held such Lien for the benefit of the Term Loan Representative as security for the Term Loan Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Loan Representative in writing of the existence of such Lien.
1.5Separate Classification.
(a)Each Secured Party acknowledges and agrees that following the effects of this Agreement, (i) the grants of Liens securing the Senior Obligations and the Junior Obligations constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Senior Obligations are fundamentally different from the Junior Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if a court overseeing an Insolvency Proceeding of one or more Loan Parties rules that the Senior Obligations and the Junior Obligations constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the RCF Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Senior Obligations and Junior Obligations claims against the Loan Parties (with the effect being that, to the extent that the aggregate value of the RCF Priority Collateral and Other Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the Senior Obligations shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from each pool of Collateral before any distribution is made in respect of the Junior Obligations, with the Junior Secured Parties hereby acknowledging and agreeing to turn over to the respective Senior Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate

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the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries).
(b)Each Term Loan Secured Party acknowledges and agrees that because of, among other things, their different payment priorities and rights under the Term Loan Documents, the Tranche D Obligations are fundamentally different from the Tranche A/B/C Obligations (as defined in the Term Loan Documents) and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if a court overseeing an Insolvency Proceeding of one or more Loan Parties rules that the claims of the Tranche D Lenders (as defined in the Term Loan Documents) constitute claims in the same class as the Tranche A Lenders, Tranche B Lenders, or Tranche C Lenders (each as defined in the Term Loan Documents) (collectively, the “Tranche A/B/C Lenders”), then each of the Tranche A/B/C Lenders and the Tranche D Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Tranche A/B/C Obligations claims, on the one hand, and Tranche D Obligation claims, on the other hand, against the Loan Parties (with the effect being that the Tranche A/B/C Lenders or the Tranche D Lenders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Tranche A/B/C Obligations or Tranche D Obligations, respectively, in accordance with the priorities set forth in the Term Loan Documents, with the other Term Loan Secured Parties hereby acknowledging and agreeing to turn over to the respective other Term Loan Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries). Each Term Loan Secured Party agrees that it will, unless each Tranche D Lender agrees otherwise, vote against, will not directly or directly support, and will join any Tranche D Lender in objecting to any Plan of Reorganization that fails to separately classify the Tranche D Obligations as provided in the first sentence of this Paragraph or equitize any of the Tranche D Obligations without the advance written consent of the applicable Tranche D Lender.
1.6Agreements Regarding Actions to Perfect Liens.
(a)(Reserved).
(b)Each of the RCF Representative and the Term Loan Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Other Collateral pursuant to the RCF Security Documents or the Term Loan Security Documents, as applicable, such possession or control is also for the benefit of the Term Loan Representative and the other Term Loan Secured Parties or the RCF Representative and the other RCF Secured Parties, as applicable, solely to the extent required to perfect their security interest in such Other Collateral. Nothing in the preceding sentence shall be

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construed to impose any duty on the RCF Representative or the Term Loan Representative (or any third party acting on either such Person’s behalf) with respect to such Other Collateral or provide the Term Loan Representative, any other Term Loan Secured Party, the RCF Representative or any other RCF Secured Party, as applicable, with any rights with respect to such Other Collateral beyond those specified in this Agreement, the RCF Security Documents and the Term Loan Security Documents, as applicable, provided that subsequent to the occurrence of the RCF Obligations Payment Date (so long as the Term Loan Obligations Payment Date shall not have occurred), the RCF Representative shall (i) deliver to the Term Loan Representative, at the Loan Parties’ sole cost and expense, the Other Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (ii) direct and deliver such Other Collateral as a court of competent jurisdiction otherwise directs; provided, further, that subsequent to the occurrence of the Term Loan Obligations Payment Date (so long as the RCF Obligations Payment Date shall not have occurred), the Term Loan Representative shall (i) deliver to the RCF Representative, at the Loan Parties’ sole cost and expense, the Other Collateral in its possession or control together with any necessary endorsements to the extent required by the RCF Documents or (ii) direct and deliver such Other Collateral as a court of competent jurisdiction otherwise directs. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the RCF Secured Parties and the Term Loan Secured Parties and shall not impose on the RCF Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Other Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
1.7Enforcement Actions. Notwithstanding anything to the contrary set forth in this Agreement,
(a)if the RCF Obligations Payment Date shall have occurred, the Term Loan Representative on behalf of itself and the other Term Loan Secured Parties shall have the right to take any Enforcement Action with respect to the RCF Priority Collateral without restriction under this Agreement; and
(b)from and after the earlier of (x) the Term Loan Obligations Payment Date and (y) the date the RCF Representative becomes a Senior Enforcement Representative with respect to the Other Collateral, the RCF Representative on behalf of itself and the other RCF Secured Parties shall have the right to take any Enforcement Action with respect to the Other Collateral without restriction under this Agreement.
1.8Bailee for Perfection.
(a)Each Representative agrees to hold (including through such collateral agents, other agents or other intermediaries as it may determine) any Other Collateral (including, but not limited to, any securities or any deposit accounts or securities

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accounts, if any) that is in the possession or control of such Representative (or its agents or bailees), to the extent that possession or control thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code (such Other Collateral being referred to herein as the “Pledged Collateral”), as non-fiduciary, gratuitous bailee for the benefit of the other Representative (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC solely for the purpose of perfecting the security interest granted to such other Representative pursuant to the RCF Documents or the Term Loan Documents, as applicable, subject to the terms and conditions of this Section 2.8). Solely with respect to any deposit accounts or securities accounts under the control of the RCF Representative, the RCF Representative agrees to also hold and control such Other Collateral as gratuitous agent for the Term Loan Representative subject to the terms and conditions of this Section 2.8, and solely with respect to any deposit accounts or securities accounts under the control of the Term Loan Representative, the Term Loan Representative agrees to also hold and control such Other Collateral as gratuitous agent for the RCF Representative subject to the terms and conditions of this Section 2.8; provided that the Term Loan Representative acknowledges and agrees that all deposit accounts and securities accounts constituting Collateral under control of the Term Loan Representative are Pledged Collateral and RCF Priority Collateral. Each Representative hereby accepts such appointments pursuant to this Section 2.8 and acknowledges and agrees that it shall hold the Pledged Collateral for the benefit of the other Secured Parties with respect to any Pledged Collateral and that any Proceeds received by such Representative under any Pledged Collateral shall be applied in accordance with Section 4.
(b)Until the RCF Obligations Payment Date has occurred, the RCF Representative shall be entitled to deal with the Pledged Collateral constituting RCF Priority Collateral in accordance with the terms of the RCF Documents, subject to the terms of this Agreement. Until the Term Loan Obligations Payment Date has occurred, the Term Loan Representative shall be entitled to deal with the Pledged Collateral constituting Other Collateral in accordance with the terms of the Term Loan Documents, subject to the terms of this Agreement.
(c)Each Representative shall have no obligation whatsoever to the other Representative or any other Secured Party to assure that the Pledged Collateral is genuine or owned by any of the Loan Parties, to perfect the security interest of the other Representative or any other Secured Party or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.8. The duties or responsibilities of each Representative under this Section 2.8 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, as agent) in accordance with this Section 2.8 and delivering or transferring the Pledged Collateral upon the RCF Obligations Payment Date as provided in Section 2.9(a) below or the Term Loan Obligations Payment Date as provided in Section 2.9(b) below, as applicable.

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(d)No Representative shall have by reason of the RCF Documents, the Term Loan Documents or this Agreement or any other document a fiduciary relationship in respect of the other Representative or any of the Secured Parties represented by such other Representative. Each Representative and the respective Secured Parties represented by it hereby waives and releases the other Representative and the respective Secured Parties represented by it from all claims and liabilities arising pursuant to such Representative’s role under this Section 2.8 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral as provided herein.
1.9Transfer of Pledged Collateral.
(a)Upon occurrence of the RCF Obligations Payment Date, (i) if the Term Loan Obligations Payment Date has not occurred, the RCF Representative shall promptly, without recourse or warranty, deliver or transfer the possession and control of any remaining Pledged Collateral (together with any necessary endorsements) in its possession or control to the Term Loan Representative or, (ii) if the Term Loan Obligations Payment Date has occurred, to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct. In connection with any transfer described herein to the Term Loan Representative, at the sole cost and expense of the Loan Parties, the RCF Representative agrees to take reasonable actions in its power as shall be reasonably requested by the Term Loan Representative to permit the Term Loan Representative to obtain, for the benefit of the Term Loan Secured Parties, a first priority security interest in the Pledged Collateral.
(b)Upon occurrence of the Term Loan Obligations Payment Date, (i) if the RCF Obligations Payment Date has not occurred, the Term Loan Representative shall promptly, without recourse or warranty, deliver or transfer the possession and control of any remaining Pledged Collateral (together with any necessary endorsements) in its possession or control to the RCF Representative or, (ii) if the RCF Obligations Payment Date has occurred, to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct. In connection with any transfer described herein to the RCF Representative, at the sole cost and expense of the Loan Parties, the Term Loan Representative agrees to take reasonable actions in its power as shall be reasonably requested by the RCF Representative to permit the RCF Representative to obtain, for the benefit of the RCF Secured Parties, a first priority security interest in the Pledged Collateral.
(c)Notwithstanding anything to the contrary contained in this Agreement, any obligation of either Representative, to make any delivery of Pledged Collateral to the other Representative under this Section 2.9 is subject to (i) the order of any court of competent jurisdiction or (ii) any automatic stay imposed in connection with any Insolvency Proceeding.

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Section 2.Enforcement Rights.
2.1Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the applicable Senior Enforcement Representative and the Senior Enforcement Parties shall have the exclusive right to take and continue (or refrain from taking or continuing) any Enforcement Action (including the right to credit bid their debt, subject to the penultimate sentence of this Section 3.1) with respect to the applicable Senior Enforcement Collateral pursuant to the terms of the applicable Security Documents, without any consultation with or consent of any Junior Enforcement Party, but subject to the proviso set forth in Section 5.1; provided that nothing contained herein shall be construed as preventing any Junior Enforcement Party from taking any action which is reasonably necessary to (i) perfect the Junior Enforcement Liens upon the Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code)) or (ii) prove, preserve or protect (but not enforce) the Junior Enforcement Liens upon the Senior Enforcement Collateral, so long as such action would not, in any case, adversely affect any Senior Enforcement Lien. Upon the occurrence and during the continuance of a default or an event of default under the applicable Senior Enforcement Documents, the applicable Senior Enforcement Representative and the other applicable Senior Enforcement Parties may take and continue any Enforcement Action with respect to the applicable Senior Enforcement Obligations and the applicable Senior Enforcement Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Enforcement Documents. The Term Loan Representative agrees that all credit bidding of Term Loan Obligations shall be made for the benefit of the Secured Parties as contemplated by Section 4.1(b). At any time the Term Loan Representative is the Other Collateral Senior Enforcement Representative, the Term Loan Secured Parties shall be considered the Senior Enforcement Parties in respect of the Other Collateral solely for purposes of determining whether to take Enforcement Actions, and, for the avoidance of doubt, subject to (x) Section 2.1, (y) the application of Proceeds set forth in Section 4.1 and (z) other provisions of this Agreement that apply to the treatment of Other Collateral as Senior Enforcement Collateral. Notwithstanding anything to the contrary herein and that the SOA shall be considered RCF Priority Collateral hereunder as an Accounts Receivable Contract, the parties hereto acknowledge and agree that this Agreement shall not impair the ability of the Term Loan Representative to enforce its rights under the Vitol Direct Agreement with respect to the SOA (including taking Enforcement Actions in respect of the SOA).
2.2Standstill and Waivers. Each Junior Enforcement Representative and Junior Representative, as applicable, on behalf of itself and (x) with respect to the Junior Enforcement Representative, the other Junior Enforcement Parties and (y) with respect to the Junior Representative, the Junior Secured Parties, as applicable, agrees for the benefit of the Senior Enforcement Representative and Senior Representative, as applicable, and the other applicable Senior Secured Parties that, until the Senior Obligations Payment Date has occurred, but subject to the proviso set forth in Section 5.1:

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(i)such Junior Representative will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any RCF Priority Collateral or Other Collateral that secures any Term Loan Obligation pari passu with or senior to, or to give any Term Loan Secured Party any preference or priority relative to, the Liens on the RCF Priority Collateral and Other Collateral securing the RCF Obligations;
(ii)such Junior Enforcement Representative will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Enforcement Collateral by the Senior Enforcement Representative or any Senior Enforcement Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Enforcement Collateral by or on behalf of any Senior Enforcement Party;
(iii)such Junior Enforcement Representative shall have no right to (x) direct either the Senior Enforcement Representative or any other Senior Enforcement Party to exercise any right, remedy or power with respect to the Senior Enforcement Collateral or pursuant to the Senior Enforcement Documents in respect of the Senior Enforcement Collateral or (y) consent or object to the exercise by the Senior Enforcement Representative or any other Senior Enforcement Party of any right, remedy or power with respect to the Senior Enforcement Collateral or pursuant to the Senior Enforcement Documents with respect to the Senior Enforcement Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Senior Enforcement Collateral or otherwise, they hereby irrevocably waive such right);
(iv)such Junior Representative will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;
(v)such Junior Enforcement Representative will not commence judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Enforcement Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their

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interest in or realize upon, the Senior Enforcement Collateral, except as permitted by Section 3.1; and
(vi)such Junior Representative will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.
2.3Judgment Creditors. Notwithstanding anything to the contrary set forth in this Agreement, any of the Term Loan Secured Parties or the RCF Secured Parties may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of Holdings and its subsidiaries arising under either any Insolvency Proceeding, or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement. In the event that any Term Loan Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the RCF Liens and the RCF Obligations) to the same extent as all other Liens securing the Term Loan Obligations are subject to the terms of this Agreement. In the event that any RCF Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Liens and the Term Loan Obligations) to the same extent as all other Liens securing the RCF Obligations are subject to the terms of this Agreement.
2.4Cooperation; Sharing of Information and Access.
(a)The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the RCF Representative shall reasonably request in connection with the exercise by the RCF Secured Parties of their rights set forth herein in respect of the RCF Priority Collateral. The RCF Representative, on behalf of itself and the other RCF Secured Parties, agrees that each of them shall take such actions as the Term Loan Representative shall reasonably request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Other Collateral.
(b)In the event that the RCF Representative shall, in the exercise of its rights under the RCF Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the Other Collateral, the RCF Representative shall promptly notify the Term Loan Representative of such fact and, upon request from the Term Loan Representative and as promptly as practicable thereafter, either make available to the Term Loan Representative such books and records for inspection and duplication or provide to the Term Loan Representative copies thereof.

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(c)In the event that the Term Loan Representative shall, in the exercise of its rights under the Term Loan Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the RCF Priority Collateral, the Term Loan Representative shall promptly notify the RCF Representative of such fact and, upon request from the RCF Representative and as promptly as practicable thereafter, either make available to the RCF Representative such books and records for inspection and duplication or provide the RCF Representative copies thereof.
2.5No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6 hereof, if any RCF Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any RCF Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any RCF Secured Party or Term Loan Secured Party.
2.6Actions Upon Breach. Should any RCF Secured Party or Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any RCF Secured Party or Term Loan Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, may obtain relief against such RCF Secured Party or Term Loan Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the RCF Representative on behalf of each RCF Secured Party and the Term Loan Representative on behalf of each Term Loan Secured Party that (i) the RCF Secured Parties’ or Term Loan Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party or RCF Secured Party, as applicable, waives any defense that the Loan Parties and/or the Term Loan Secured Parties and/or RCF Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.
2.7Loan Party Consent.
(a)The Loan Parties consent to the performance by the Term Loan Representative of the obligations set forth in Section 3.4 and acknowledge and agree that neither the Term Loan Representative nor any holder of Term Loan Obligations shall ever be accountable or liable to the Loan Parties for any action taken or omitted by the RCF Representative or any RCF Secured Party or any of their respective officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the RCF Representative or any RCF Secured Party or any of their respective officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Loan Parties as a result of any

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action taken or omitted by the RCF Representative or any RCF Secured Party or any of their respective officers, employees, agents, successors or assigns.
(b)The Loan Parties consent to the performance by the RCF Representative of the obligations set forth in Section 3.4 and acknowledge and agree that none of the RCF Representative or any holder of the RCF Obligations shall ever be accountable or liable to the Loan Parties for any action taken or omitted by the Term Loan Representative or any Term Loan Secured Party or any of their respective officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the Term Loan Representative or any Term Loan Secured Party or any of their respective officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Loan Parties as a result of any action taken or omitted by the Term Loan Representative or any Term Loan Secured Party or any of their respective officers, employees, agents, successors or assigns.
Section 3.Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien.
3.1Application of Proceeds. The RCF Representative and the Term Loan Representative hereby agree that all Collateral and all Proceeds thereof received by either of them in connection with the collection, sale or disposition of Collateral (including all Collateral received as the result of any credit bid, which shall be held for the benefit of the applicable Secured Parties as their interests appear in this Section below until final collection, sale or disposition of such Collateral results in distributable funds to be applied as described in this Section below), shall be applied as provided below.
(a)Application of Proceeds of RCF Priority Collateral. All Proceeds of RCF Priority Collateral (including any interest earned thereon) resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:
first, to the RCF Representative for the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the RCF Representative in connection with such Enforcement Action;
second, to the RCF Representative to be applied in accordance with the RCF Documents, on a pro rata basis, until the RCF Obligations Payment Date has occurred;
third, to the Term Loan Representative to be applied in accordance with the Term Loan Documents until the Term Loan Obligations Payment Date has occurred; and
fourth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

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(b)Application of Proceeds of Other Collateral. All Proceeds of Other Collateral (including any interest earned thereon) resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:
first, to the RCF Representative for the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the RCF Representative in connection with such Enforcement Action;
second, to the RCF Representative to be applied in accordance with the RCF Documents, on a pro rata basis, until the RCF Obligations Payment Date has occurred;
third, to the Term Loan Representative to be applied in accordance with the Term Loan Agreement until the Term Loan Obligations Payment Date has occurred; and
fourth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
(c)With respect to each type of Priority Collateral, until the occurrence of the RCF Obligations Payment Date, no Term Loan Secured Party may accept any such Priority Collateral, including any such Priority Collateral constituting Proceeds, in satisfaction, in whole or in part, of the Term Loan Obligations in violation of Section 4.1(a) or 4.1(b). Any Priority Collateral received by a Term Loan Secured Party that is not permitted to be received pursuant to the preceding sentence shall be segregated and held in trust and promptly turned over to the RCF Representative to be applied in accordance with Section 4.1(a) or 4.1(b), as the case may be, in the same form as received, with any necessary endorsements, and each Term Loan Secured Party hereby authorizes the RCF Representative to make any such endorsements as agent for the Term Loan Representative (which authorization, being coupled with an interest, is irrevocable until the applicable RCF Obligations Payment Date). Upon the turnover of such Priority Collateral as contemplated by the immediately preceding sentence, the Term Loan Obligations purported to be satisfied by the payment of such Priority Collateral shall be immediately reinstated in full as though such payment had never occurred.
(d)(reserved).
(e)Notwithstanding anything to the contrary contained in this Agreement, any Term Loan Document or any RCF Document, each Loan Party and the Term Loan Representative, for itself and on behalf of the Term Loan Secured Parties, agrees that prior to RCF Obligations Payment Date, the RCF Secured Parties are hereby permitted to treat all cash, Cash Equivalents (as defined in the Existing RCF Agreement), Money, collections and payments deposited in any RCF Priority Account as RCF Priority Collateral.
(f)Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or

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liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.
(g)Business Interruption Insurance. Notwithstanding anything herein to the contrary, to the extent that the Proceeds of any of the Collateral includes payments made under any business interruption insurance policy maintained by any Loan Party, such Proceeds shall be allocated to losses to the applicable Collateral that is impacted by the interruption as between (a) the RCF Priority Collateral and (b) the Other Collateral, but this allocation shall not impair the effects of Section 4.1(a) or 4.1(b).
3.2Releases of Liens.
(a)Upon any release, sale or disposition of any Senior Collateral in connection with any Enforcement Action that results in the release of the applicable Senior Lien on any Senior Collateral (other than release of the applicable Senior Lien due to the occurrence of the applicable Senior Obligations Payment Date), (i) the Junior Lien on such Senior Collateral (excluding any portion of the Proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person, (ii) the Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.2(a), and (iii) the Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2(a), including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(b)To the extent a sale or disposition of Collateral is permitted by both the Senior Documents and the Junior Documents, upon any such sale or disposition of Senior Collateral that results in the release of the applicable Senior Lien on any Senior Collateral (excluding any sale or other disposition pursuant to any Enforcement Action, which is covered by clause (a) above) (other than release of the applicable Senior Lien due to the occurrence of the Senior Obligations Payment Date), (i) the Junior Lien on such Senior Collateral (excluding any portion of the Proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and

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unconditionally released with no further consent or action of any Person, (ii) the Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.2(b), and (iii) the Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2(b), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2(b), including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(c)Except in connection with an RCF DIP Financing or Term Loan DIP Financing or as required under this Agreement, under the Senior Documents or the Junior Documents, as in effect on the date hereof, or at law, (i) the Senior Representative shall not without the consent of the Junior Representative consensually release or subordinate the Senior Liens on all or substantially all of the Senior Collateral and (ii) the Junior Representative shall not without the consent of the Senior Representative consensually release or subordinate the Junior Liens on all or substantially all of the Junior Collateral; provided that nothing in this paragraph shall prohibit the release of the Senior Liens in connection with the repayment in full of the Senior Obligations or the release of the Junior Liens in connection with the repayment in full of the Junior Obligations.
3.3Inspection Rights and Insurance; Certain Real Property Notices.
(a)Until the Senior Obligations Payment Date occurs with respect to the relevant Senior Obligations, any applicable Senior Secured Party and its representatives and invitees may, in accordance with this Agreement and the applicable Senior Documents, inspect, repossess, remove and otherwise deal with its applicable Collateral. Pursuant to an Enforcement Action relating to the corresponding Priority Collateral, the applicable Senior Enforcement Representative may advertise and conduct public auctions or private sales of such Priority Collateral in each case without notice (other than any notice required by law or the applicable Senior Documents) to, the involvement of or interference by any Junior Enforcement Party or liability to any Junior Enforcement Party.
(b)With respect to each type of Priority Collateral, until the occurrence of the Senior Obligations Payment Date, the applicable Senior Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to such

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Priority Collateral (except that, if the applicable insurer permits, the applicable Junior Representative shall have the right to be named as an additional insured and/or loss payee, as its interests may appear, so long as its second lien status is identified in a manner reasonably satisfactory to such Senior Representative); (ii) to adjust or settle any insurance policy or claim covering such Priority Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting such Priority Collateral, in each case in accordance with the applicable Senior Documents. In addition, each of the Loan Parties, RCF Representative and the Term Loan Representative hereby agree that the Proceeds of any insurance policies shall be deposited into one or more RCF Priority Accounts (as specified in the RCF Documents).
(c)The Term Loan Representative shall give the RCF Representative at least 10 business days’ notice prior to commencing any Enforcement Action against any Real Property owned by any Loan Party at which RCF Priority Collateral is stored or otherwise located or to dispossess any Loan Party from such Real Property.
Section 4.Insolvency Proceedings.
4.1Filing of Motions. Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, absent the consent of the RCF Representative, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral that is not otherwise permitted by Sections 3.1, 5.2 and 5.10, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party, in each case, in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Junior Representative may (i) file a proof of claim in an Insolvency Proceeding or Liquidation Proceeding, (ii) vote on a Plan of Reorganization, (iii) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under either any Insolvency Proceeding, Liquidation Proceeding or applicable non-bankruptcy law, in each case not prohibited by the other terms and provisions of this Agreement, and (iv) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Enforcement Parties on the Senior Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.

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4.2Financing Matters.
(a)If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the RCF Obligations Payment Date, and if the RCF Representative or the other RCF Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “RCF DIP Financing”), then the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that each Term Loan Secured Party (1) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such RCF DIP Financing on the grounds of a failure to provide “adequate protection” for the Term Loan Representative’s Liens to secure the Term Loan Obligations or on any other grounds and (2) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens (i) to such RCF DIP Financing on the same terms as such Term Loan Liens are subordinated to the RCF Liens thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the RCF Secured Parties and (iii) to any “carve-out” agreed to by the RCF Representative or the other RCF Secured Parties (including with respect to Other Collateral), so long as (x)(I) the Term Loan Representative retains its Liens on the Other Collateral to secure the Term Loan Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code), and (II) the maximum principal amount of such RCF DIP Financing (including (x) any RCF Obligations which are “rolled up” or Refinanced by such RCF DIP Financing and (y) the unfunded commitments under such RCF DIP Financing) does not exceed the RCF DIP Cap Amount, and (y) all Liens on RCF Priority Collateral securing any such RCF DIP Financing shall be senior to or on a parity with the Liens of the RCF Representative and the RCF Creditors securing the RCF Obligations on RCF Priority Collateral and (z) if the RCF Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the RCF Obligations, and such replacement or adequate protection Lien is on any of the Other Collateral, the Term Loan Representative also receives a replacement or adequate protection Lien on the Other Collateral junior to the adequate protection Liens provided to the RCF Representative to secure the Term Loan Obligations. Notwithstanding anything else in this Paragraph, if the RCF Representative or other RCF Secured Parties agree to a “carve out” from the RCF Priority Collateral in connection with an RCF DIP Financing, and such “carve out” is senior in lien or payment priority to the liens and claims on account of the RCF Obligations, then the Term Loan Representative and Term Loan Secured Parties agree that such “carve out” will be senior to the liens and claims on account of the Term Loan Obligations to the same extent. Nothing contained herein shall be deemed to be a consent by Term Loan Secured Parties to any adequate protection payments using Other Collateral.

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(b)If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Term Loan Obligations Payment Date, and if the Term Loan Representative or the other Term Loan Secured Parties desire to consent (or not object) or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “Term Loan DIP Financing”), then the RCF Representative agrees, on behalf of itself and the other RCF Secured Parties, that each RCF Secured Party in its capacity as such (but not Vitol as a Term Loan Secured Party) will raise no objection to, nor support any other Person objecting to such Term Loan DIP Financing, on the grounds of a failure to provide “adequate protection” for the RCF Representative’s Lien on the Other Collateral to secure the RCF Obligations. In no event will any of the Term Loan Secured Parties seek to obtain a pari passu or priming Lien on any of the RCF Priority Collateral or the Other Collateral, and nothing in this Agreement shall be deemed to be a consent by the RCF Secured Parties to any adequate protection payments using RCF Priority Collateral or Other Collateral.
(c)All Liens granted to the Term Loan Representative or the RCF Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.
4.3Relief From the Automatic Stay. Until the RCF Obligations Payment Date, the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any RCF Priority Collateral, without the prior written consent of the RCF Representative. Until the earlier of the Term Loan Obligations Payment Date and the RCF Representative Enforcement Date, the RCF Representative agrees, on behalf of itself and the other RCF Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Other Collateral, without the prior written consent of the Term Loan Representative.
4.4No Contest. The Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable), or (b) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.

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4.5Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
4.6Plan of Reorganization. The RCF Representative, for itself and on behalf of the other RCF Secured Parties, and the Term Loan Representative, for itself and on behalf of the other Term Loan Secured Parties, each agrees that neither it nor its related Secured Parties shall (i) take or support any other Person in taking any action that is inconsistent with the relative Lien priorities or other provisions of this Agreement or (ii) propose, vote for, or otherwise support directly or indirectly any Non-Conforming Plan of Reorganization (and, in the event of any such proposal, vote or other support of a Non-Conforming Plan of Reorganization by a Secured Party of any Class, the Representative of the other Class shall be entitled to have any such proposal, vote or support changed or withdrawn).
4.7Asset Dispositions in an Insolvency Proceeding. Neither the Junior Representative nor any other Junior Enforcement Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Representative, and the Junior Representative and each other Junior Enforcement Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Representative and to have released their Liens on such assets.
4.8Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of any reorganized Loan Party secured by Liens upon any property of the reorganized Loan Party are distributed or reinstated (in whole or in part) pursuant to a Plan of Reorganization, both on account of the RCF Obligations and on account of the Term Loan Obligations, then, to the extent the debt obligations distributed on account of the RCF Obligations and on account of the Term Loan Obligations are secured by Liens upon the same property, the relative Lien priorities and other provisions of this Agreement will survive the distribution of such debt obligations pursuant to such Plan of Reorganization and will apply with like effect to the Liens securing such debt obligations.

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4.9Other Matters. To the extent that the Junior Representative or any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Junior Representative agrees, on behalf of itself and the other Junior Secured Parties, not to assert any of such rights without the prior written consent of the Senior Representative; provided that if requested by the Senior Representative, the Junior Representative shall timely exercise such rights in the manner requested by the Senior Representative, including any rights to payments in respect of such rights.
4.10Adequate Protection.
(a)The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that, prior to the RCF Obligations Payment Date, none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the RCF Representative or the other RCF Secured Parties for adequate protection of its interest in the RCF Priority Collateral or Other Collateral or any adequate protection provided to the RCF Representative or the other RCF Secured Parties with respect thereto or (ii) any objection by the RCF Representative or any other RCF Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the RCF Priority Collateral or Other Collateral or (iii) the payment of interest, fees, expenses or other amounts to the RCF Representative or any other RCF Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise from the value thereof; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.1, Section 5.2(a) or Section 5.2(b) hereof. The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, further agrees that, prior to the RCF Obligations Payment Date, none of them shall (1) seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the RCF Priority Collateral or Other Collateral, except as set forth in this Section 5.10(a) or as may otherwise be consented to in writing by the RCF Collateral Agent in its sole and absolute discretion or (2) assert or enforce any claim under Section 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the RCF Liens for costs or expenses of preserving or disposing of any RCF Priority Collateral or Other Collateral. Subject to all other provisions of this Agreement, in any Insolvency Proceeding, if the RCF Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes RCF Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any RCF DIP Financing or use of cash collateral, and the RCF Secured Parties do not object to the adequate protection being provided to them, then in connection with any such RCF DIP Financing or use of cash collateral the Term Loan Representative, on behalf of itself and any of the Term Loan Secured Parties, may, as adequate protection of their interests in the RCF Priority Collateral, seek or accept (and the RCF Representative and the RCF Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the RCF Obligations and such RCF DIP Financing on the same basis as the other Term Loan Liens on the RCF Priority Collateral

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and Other Collateral are so subordinated to the RCF Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the RCF Secured Parties with respect to distributions from the RCF Priority Collateral and Other Collateral, provided, however, that the Term Loan Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Term Loan Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims referenced in this Section 5.10(a) may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such junior superpriority claims.
(b)The RCF Representative, on behalf of itself and the other RCF Secured Parties, agrees that, prior to the Term Loan Obligations Payment Date, none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Term Loan Representative or the other Term Loan Secured Parties for adequate protection of its interest in the Other Collateral or any adequate protection provided to the Term Loan Representative or the other Term Loan Secured Parties or (ii) any objection by the Term Loan Representative or any other Term Loan Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Other Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Term Loan Representative or any other Term Loan Secured Party under Section 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.1, Section 5.2(a) or Section 5.2(b) hereof. Subject to all other provisions of this Agreement, in any Insolvency Proceeding, if the Term Loan Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Other Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any Term Loan DIP Financing or use of cash collateral, then in connection with any such Term Loan DIP Financing or use of cash collateral constituting Other Collateral, the RCF Representative, on behalf of itself and any of the RCF Secured Parties, may, as adequate protection of their interests in the Other Collateral, seek or accept (and the Term Loan Representative and the Term Loan Secured Parties shall not object to) adequate protection consisting of (x) a replacement Lien on the same additional collateral senior to the Liens securing the Term Loan Obligations and such Term Loan DIP Financing on the same basis as the other RCF Liens on the Other Collateral are so senior to the Term Loan Obligations under this Agreement and (y) superpriority claims senior to the superpriority claims granted to the Term Loan Secured Parties with respect to distributions from the Other Collateral, provided, however, that the RCF Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the RCF Secured Parties, in any stipulation and/or order granting such adequate protection, that such superpriority claims referenced in this Section 5.10(b) may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such superpriority claims. Notwithstanding anything herein to the contrary, and in accordance with Section

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5.2(b), in no event will any of the Term Loan Secured Parties seek to obtain a priming or pari passu Lien on any of the RCF Priority Collateral or Other Collateral or claims senior to the claims of the RCF Secured Parties (as adequate protection or otherwise), and nothing in this Agreement shall be deemed to be a consent by the RCF Secured Parties to any adequate protection payments using RCF Priority Collateral.
(c)Except as expressly set forth in this Agreement, nothing herein shall limit the rights of the RCF Representative or the RCF Secured Parties from seeking adequate protection with respect to their rights in the RCF Priority Collateral or the Other Collateral, in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments, or otherwise). Except as expressly set forth in this Agreement, nothing herein shall limit the rights of the Term Loan Representative or the Term Loan Secured Parties from seeking adequate protection with respect to their rights in the Other Collateral, in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments, or otherwise).
4.11Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.
4.12Cross-Defaults.
(a)The parties acknowledge and agree that none of the events of default identified on Schedule A attached hereto under the Existing Term Loan Agreement that exist as of the date hereof or that occur after the date hereof (collectively, the “Specified Events”) shall constitute an event of default under Section 7.01(o) of the Existing RCF Agreement.
Section 5.Amendments to and Refinancings of Term Loan Documents and RCF Documents.
5.1Amendments to Documents. Each of the RCF Documents and the Term Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that without the consent of the other Representative, no such amendment, restatement, supplement or modification (a “Modification”) shall have the effect of:
(a)contravening or being inconsistent in any material respects with any provision of this Agreement;
(b)(i) in the case of a Modification to the RCF Documents, contractually prohibiting the BKRF Borrower from making any payments under the Term Loan Agreement or (ii) in the case of a Modification to the Term Loan Documents, contractually prohibiting the Project Company from making any payments under the RCF Agreement;

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(c)increases the interest rate or fees under the RCF Documents (other than by giving effect to any default rate of interest thereunder) or the Term Loan Documents (other than by giving effect to any default rate of interest thereunder), including the tenor of payment;
(d)(i) increases the aggregate commitments under the RCF Documents in an aggregate amount in excess of $10,000,000 or (ii) increases the aggregate commitments and outstanding loans under the Term Loan Documents other than as permitted under the Term Loan Documents to fund costs, expenses and other obligations and liabilities of the Borrower incurred, or to be incurred, consistent with the Project construction, startup and sustained efficient operations plans of the Borrower as of the date hereof; provided that this Section 6.1(d) shall not apply to any RCF DIP Financing or Term Loan DIP Financing;
(e)shortens the maturity date thereof (except as a result of acceleration or otherwise in connection with an Event of Default); or entering into a Refinancing of the RCF Obligations or Term Loan Obligations to the extent such Refinancing is not a Permitted Refinancing; or
(f)in the case of a Modification to the RCF Documents, amend the definitions of “Change of Control” or “Permitted Holders” set forth therein;
and, provided further, if any such amendment, restatement, supplement or modification would impose or result in any negative covenant restrictions on the Loan Parties, whether as a result of modifying a covenant, Event of Default or other provision contained in either the RCF Documents or Term Loan Documents (as the case may be) or adding a new provision thereto, that is more restrictive than those that are applicable immediately prior to the effectiveness of such amendment, restatement, supplement or modification, then the Representative under the RCF Documents or Term Loan Documents (whichever is not party to such amendment, restatement, supplement or modification) may notify the Loan Parties requiring that a comparable amendment, restatement, supplement or modification be made to such Documents and the Loan Parties shall promptly enter into such amendments or other documents as such Representative shall reasonably request in order to implement such amendment, restatement, supplement or modification.
The applicable Representative shall provide advance written notice to the other Representative of any Modification to be effectuated pursuant to the foregoing and shall provide a written copy of such Modification promptly after the effective date thereof.
5.2Limitations on Refinancings.
(a)Refinancing Permitted. As an agreement among the RCF Secured Parties and the Term Loan Secured Parties only, and without prejudice to any rights of such Secured Parties under the RCF Documents or the Term Loan Documents, as applicable, the indebtedness outstanding under the RCF Documents or under the Term Loan

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Documents may be refinanced in their entirety if such Refinancing is a Permitted Refinancing. The rights and powers of the Secured Parties contemplated hereby shall not be affected by any such Refinancing.
(b)Effect of Refinancing.
(i)If the indebtedness outstanding under the RCF Documents is refinanced in accordance with the provisions of Section 6.2(a), then after written notice to the Term Loan Representative, (A) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the RCF Documents shall automatically be treated as RCF Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (B) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the RCF Agreement and as RCF Documents for all purposes of this Agreement, (C) the agent under the new RCF Agreement shall be deemed to be the RCF Representative for all purposes of this Agreement, and (D) the lenders under the new RCF Agreement shall be deemed to be RCF Creditors for all purposes under this Agreement. Upon receipt of notice of such refinancing (including the identity of the new RCF Representative), the Term Loan Representative shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new RCF Representative may reasonably request (at the sole cost and expense of the Loan Parties) in order to provide to the new RCF Representative the rights and obligations of the RCF Representative contemplated hereby.
(ii)If the indebtedness outstanding under the Term Loan Documents is refinanced in accordance with the provisions of Section 6.2(a), then after written notice to the RCF Representative, (A) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Term Loan Documents shall automatically be treated as Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (B) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Term Loan Agreement and as Term Loan Documents for all purposes of this Agreement, (C) the agent under the new Term Loan Agreement shall be deemed to be the Term Loan Representative for all purposes of this Agreement, and (D) the lenders under the new Term Loan Agreement shall be deemed to be Term Loan Creditors for all purposes under this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Term Loan Representative), the RCF Representative shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new Term Loan Representative may reasonably request (at the Loan Parties’ sole cost and expense) in order to provide

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to the new Term Loan Representative the rights and obligations of the Term Loan Representative contemplated hereby.
Section 6.Purchase Option.
6.1Notice of Exercise. If (i) the RCF Secured Parties have accelerated and declared all RCF Obligations under the RCF Agreement to be immediately due and payable, (ii) the RCF Representative notifies the Term Loan Representative that the RCF Secured Parties have determined to cease making loans or providing other financial accommodations under the RCF Agreement and (iii) the SOA and SSA have been terminated and Vitol has liquidated amounts due under Section 11.4 of the SOA (the events described in clauses (i), (ii) and (iii) above, a “Purchase Option Event”), then during the continuance of a Purchase Option Event, all or a portion of the Term Loan Creditors, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the RCF Representative to purchase from the RCF Secured Parties all (but not less than all) of (x) the RCF Obligations and (y) the portion of the Term Loan Obligations held by the RCF Secured Parties (or any of their affiliates). Such notice from such Term Loan Creditors to the RCF Representative shall be irrevocable.
6.2Purchase and Sale. On the date specified by the relevant Term Loan Creditors in the notice contemplated by Section 7.1 above (which shall not be less than five (5) Business Days, nor more than fifteen (15) calendar days, after the receipt by the RCF Representative of the notice of the relevant Term Loan Creditor’s election to exercise such option), the RCF Creditors shall sell to the relevant Term Loan Creditors, and the relevant Term Loan Creditors shall purchase from the RCF Creditors, the RCF Obligations and the portion of the Term Loan Obligations held by the RCF Secured Parties (and their affiliates), provided that, the RCF Representative and the RCF Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the RCF Documents, which indemnification and hold harmless obligations in favor of the RCF Secured Parties shall remain secured on a pari passu basis with all other obligations under the RCF Documents. After delivery of any notice contemplated by Section 7.1 above and until the date designated in such notice, the RCF Representative and the RCF Secured Parties shall, in the absence of exigent circumstances, refrain from enforcing on, or exercising any rights in respect of, any RCF Priority Collateral unless the failure to do so would adversely affect the RCF Representative’s RCF Lien.
6.3Payment of Purchase Price. Upon the date of such purchase and sale contemplated by Section 7.2 above, the relevant Term Loan Creditors shall pay to the RCF Representative for the benefit of the RCF Creditors (with respect to a purchase of the RCF Obligations) and for the benefit of the RCF Creditors and their affiliates (with respect to a purchase of the portion of the Term Loan Obligations then held by such RCF Creditors or their affiliates), as the purchase price therefor, (a) the full amount of (i) all of the RCF Obligations then outstanding and unpaid (including principal, interest, fees, premium, termination and similar fees and expenses, including reasonable and documented out-of-pocket attorneys’ fees and legal expenses) plus (ii) all of the Term Loan Obligations then outstanding and unpaid and held by the RCF Creditors and their affiliates (including principal, interest, fees, premium, termination and

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similar fees and expenses, including reasonable and documented out-of-pocket attorneys’ fees and legal expenses) plus (b) all applicable payments owed to the RCF Creditors under Section 11.4 of the SOA, including the Close-out Amount, with the Close-out Amount Lost Margin LD (as defined therein) to the extent applicable. Such purchase price shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the RCF Representative may designate in writing for such purpose.
6.4Documentation; Limitation on Representations and Warranties. Such purchase and sale shall be documented pursuant to a customary assignment and assumption agreement. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the RCF Representative) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the RCF Obligations being purchased from it, (b) that such RCF Secured Parties owns the RCF Obligations free and clear of any Liens or encumbrances and (c) that such RCF Secured Parties have the right to assign such RCF Obligations and the assignment is duly authorized.
Section 7.Reliance; Waivers; etc.
7.1Reliance. The RCF Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Loan Representative, on behalf of it itself and the other Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the RCF Representative and the other RCF Secured Parties. The Term Loan Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The RCF Representative, on behalf of itself and the other RCF Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Loan Representative and the other Term Loan Secured Parties.
7.2No Warranties or Liability. The Term Loan Representative and the RCF Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any RCF Document or any Term Loan Document. Except as otherwise provided in this Agreement, the Term Loan Representative and the RCF Representative will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
7.3No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the RCF Documents or the Term Loan Documents.
Section 8.Obligations Unconditional. All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any

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Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:
(a)any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;
(b)any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;
(c)any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;
(d)the commencement of any Insolvency Proceeding in respect of any Loan Party; or
(e)any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Secured Party in respect of this Agreement.
Section 9.Inspection and Access Rights.
(a)Without limiting any rights of the RCF Representative or any other RCF Secured Party may otherwise have under applicable law or by agreement (including under Section 3.4 hereof or any RCF Document), if the RCF Representative commences any Enforcement Action with respect to any of its rights or remedies (including any action of foreclosure, enforcement, collection or execution) with respect to the RCF Priority Collateral (“RCF Priority Collateral Enforcement Actions”) or if the Term Loan Representative commences any Enforcement Action with respect to any of its rights or remedies (including any action of foreclosure, enforcement, collection or execution) with respect to the Other Collateral and the Term Loan Representative takes actual or constructive possession of the Other Collateral of any Loan Party (“Other Collateral Enforcement Actions”), then:
(1)    if the Term Loan Representative has commenced a Other Collateral Enforcement Action, the Term Loan Representative shall furnish the RCF Representative with prompt written notice of the commencement of such action,

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(2)    if the RCF Representative has commenced an RCF Priority Collateral Enforcement Action, the RCF Representative shall furnish the Term Loan Representative with prompt written notice of the commencement of such action (the “RCF Priority Collateral Enforcement Action Notice”), and
(3)    in all cases, the Term Loan Representative shall:
(x)    provide reasonable cooperation in good faith to the RCF Representative (and its officers, employees, representatives and agents) in its efforts to conduct RCF Priority Collateral Enforcement Actions in the RCF Priority Collateral, to assemble, inspect, copy and/or download information and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the RCF Priority Collateral, and
(y)    permit the RCF Representative or any other Person (including any Loan Party party to any of the RCF Documents) acting with the consent, or on behalf, of the RCF Representative, at the cost and expense of the Loan Parties,
(A)    during the Use Period during normal business hours on any Business Day (or, if not a Business Day or if normal operating hours of the Project extend beyond normal business hours, during such normal operating hours), to enter upon and have access throughout the Other Collateral and have access to RCF Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code) Other Collateral, and
(B)    during the Use Period, use the Other Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property, General Intangibles and Real Property), with each of the foregoing rights being hereby granted to the RCF Representative and the RCF Secured Parties on an irrevocable, rent-free, royalty-free basis solely to enable the RCF Representative or such other Person to (i) conduct any of the activities, take any of the actions or otherwise pursue any of the purposes referred to above or (ii) to take actions to perfect its Lien on, or otherwise deal with, the RCF Priority Collateral, in each case without notice to, the involvement

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of or interference by any Term Loan Secured Party or liability to any Term Loan Secured Party;
provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the RCF Priority Collateral in accordance with this Agreement, the RCF Documents and applicable law. In the event that any RCF Secured Party has commenced and is continuing the Enforcement Actions with respect to any RCF Priority Collateral or any other sale or liquidation of the RCF Priority Collateral has been commenced by a Loan Party party to any of the RCF Documents (with the consent of the RCF Representative), the Term Loan Representative may not sell, assign or otherwise transfer the related Other Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by provisions substantially similar to this Section 10.
(b)During the period of actual occupation, use or control by the RCF Representative or the other RCF Secured Parties (or their respective employees, agents, advisers and representatives) of any Other Collateral, the RCF Representative or such other RCF Secured Party shall be obligated to repair at its expense any physical damage (but not any diminution in value) to such Other Collateral resulting from such occupancy, use or control and to leave such Other Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control (excluding ordinary wear-and-tear). Notwithstanding the foregoing, in no event shall the RCF Representative or the other RCF Secured Parties have any liability to the Term Loan Representative and/or to the other Term Loan Secured Parties pursuant to this Section 10 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Other Collateral existing prior to the date of the exercise by the RCF Secured Parties (or the RCF Representative or the Loan Parties with the consent of the RCF Representative, as the case may be) of their rights under Section 10 and the RCF Secured Parties shall have no duty or liability to maintain the Other Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the RCF Secured Parties (or the RCF Representative or the Loan Parties with the consent of the RCF Representative, as the case may be), or for any diminution in the value of the Other Collateral that results from ordinary wear and tear resulting from the use of the Other Collateral by the RCF Secured Parties in the manner and for the time periods specified under this Section 10.
(c)Except as specifically provided in clauses (b) and (d) of this Section 10, the RCF Representative and the other RCF Secured Parties shall not be obligated to pay any amounts to the Term Loan Representative or the other Term Loan Secured Parties (or any person claiming by, through or under the Term Loan Secured Parties, including any purchaser of the Other Collateral), for or in respect of the use by the RCF Representative and the other RCF Secured Parties of the Other Collateral.

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(d)The RCF Secured Parties shall (i) use the Other Collateral in accordance with applicable law; and (ii) reimburse the Term Loan Secured Parties for any injury or damage to Persons or property (excluding ordinary wear-and-tear and repairs covered by clause (b) above) caused by the acts or omissions of Persons under the direct control of such RCF Secured Parties arising from the gross negligence or willful misconduct of any such Person.
(e)The Term Loan Representative and the other Term Loan Secured Parties shall not hinder or obstruct the RCF Representative and the other RCF Secured Parties from exercising the rights described in Section 10(a) hereof.
(f)Subject to the terms hereof, the Term Loan Representative may advertise and conduct public auctions or private sales of the Other Collateral in accordance with the term of the Term Loan Documents.
(g)In furtherance of the foregoing in this Section 10, the Term Loan Representative, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants (and, prior to the Term Loan Representative’s becoming a purchaser, assignee or transferee, as applicable, consents to the grant by any Loan Party) to the RCF Representative a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired by the Loan Parties (except to the extent such grant is prohibited by any rule of law, statute or regulation), included as part of the Other Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the RCF Representative’s reasonable judgment for the RCF Representative to sell, liquidate or otherwise deal with the RCF Priority Collateral, or to collect or otherwise realize upon any RCF Priority Collateral, in each case solely in connection with any Enforcement Action; provided, that (i) any such license shall terminate upon the sale of the applicable RCF Priority Collateral and shall not extend or transfer to the purchaser of such RCF Priority Collateral, (ii) the RCF Representative’s use of such Intellectual Property shall be in accordance with applicable law, and (iii) any such license is granted on an “AS IS” basis, without any representation, warranty or obligation (except as provided herein) whatsoever. The Term Loan Representative (i) acknowledges and consents to the grant to the RCF Representative by the Loan Parties of all licenses referred to in the RCF Documents and (ii) agrees that its Liens in the Other Collateral shall be subject in all respects to such license. Furthermore, the Term Loan Representative agrees that, in connection with any Enforcement Actions conducted by the Term Loan Representative in respect of Other Collateral, (x) any notice required to be given by the Term Loan Representative in connection with such Enforcement Actions shall contain an acknowledgement of the existence of such license and (y) the Term Loan Representative shall provide written notice to any purchaser, assignee or transferee

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pursuant to any Enforcement Actions that the applicable assets are subject to such license.
Section 10.Miscellaneous.
10.1Rights of Subrogation. The Term Loan Representative, for and on behalf of itself and the Term Loan Secured Parties, agrees that no payment to the RCF Representative or any RCF Secured Party pursuant to the provisions of this Agreement shall entitle the Term Loan Representative or any Term Loan Secured Party to exercise any rights of subrogation in respect thereof until the RCF Obligations Payment Date. Following the RCF Obligations Payment Date, the RCF Representative agrees to execute such documents, agreements, and instruments as the Term Loan Representative or any Term Loan Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the RCF Obligations resulting from payments to the RCF Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the RCF Representative are paid by such Person upon request for payment thereof. The RCF Representative, for and on behalf of itself and the RCF Secured Parties, agrees that no payment to the Term Loan Representative or any Term Loan Secured Party pursuant to the provisions of this Agreement shall entitle the RCF Representative or any RCF Secured Party to exercise any rights of subrogation in respect thereof until the Term Loan Obligations Payment Date. Following the Term Loan Obligations Payment Date, the Term Loan Representative agrees to execute such documents, agreements, and instruments as the RCF Representative or any RCF Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Obligations resulting from payments to the Term Loan Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan Representative are paid by such Person upon request for payment thereof.
10.2Further Assurances. Each of the Term Loan Representative and the RCF Representative will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the RCF Representative or the Term Loan Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 11.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 11.2.
10.3Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any RCF Document or any Term Loan Document, the provisions of this Agreement shall govern.

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10.4Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier of (i) the RCF Obligations Payment Date and (ii) the Term Loan Obligations Payment Date. This is a continuing agreement and the RCF Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.
10.5Amendments; Waivers.
(a)No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the RCF Representative and the Term Loan Representative.
(b)It is understood that the RCF Representative and the Term Loan Representative, without the consent of any other RCF Secured Party or Term Loan Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become RCF Obligations or Term Loan Obligations, as the case may be, under this Agreement, pursuant to the designation terms provided for in the definitions of “Additional RCF Agreement” and “Additional Term Loan Agreement” (each, a “Designation”), which supplemental agreement may specify whether such Additional Debt constitutes RCF Obligations or Term Loan Obligations, provided, that such Additional Debt is permitted to be incurred by the RCF Agreement and Term Loan Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as RCF Obligations or Term Loan Obligations, as applicable. Notwithstanding the foregoing, it is agreed and understood that no such supplements, amendments or modifications shall be required to give effect to any such Designation.
10.6Information Concerning Financial Condition of the Loan Parties. Each of the Term Loan Representative and the RCF Representative hereby assume responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the RCF Obligations or the Term Loan Obligations. The Term Loan Representative and the RCF Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the RCF Documents and Term Loan Documents). In the event the Term Loan Representative or the RCF Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

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10.7Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
10.8Submission to Jurisdiction; JURY TRIAL WAIVER. (a) Each RCF Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, except in the event of the commencement of an Insolvency Proceeding, in which event all suits and other legal actions shall be brought in the applicable court presiding over such Insolvency Proceeding and the parties hereto submit to the jurisdiction of the court so presiding. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any RCF Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.
(a)Each RCF Secured Party and each Term Loan Secured Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
(b)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(c)EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL

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COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
10.9Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 11.9) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
10.10Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the RCF Secured Parties and Term Loan Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.
10.11Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
10.12Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
10.13Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any RCF Secured Party or any Term Loan Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the RCF Documents or the Term Loan Documents, as applicable, or to demand payment under any guarantee in respect thereof.
10.14Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
10.15Additional Loan Parties. Holdings shall cause each Person that becomes a Loan Party after the date hereof to acknowledge this Agreement by execution and delivery by such Person of an acknowledgment.

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10.16Electronic Signatures. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignment and assumptions, amendments or other notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(SIGNATURE PAGES FOLLOW)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
RCF REPRESENTATIVE:
VITOL AMERICAS CORP., in its personal capacity and as RCF Representative for and on behalf of the RCF Secured Parties
By:/s/ Richard J. Evans_______________________
Name: Richard J. Evans
Title: Senior Vice President and CFO
Address for Notices:

Vitol Americas Corp.
2925 Richmond Ave., Suite 1100
Houston, TX 77098
Attn: Contract Administration / General Counsel
Email: legalhouston@vitol.com
    xagreementshou@vitol.com

[Signature Page to BKRF Intercreditor Agreement]

TERM LOAN REPRESENTATIVE:
ORION ENERGY PARTNERS TP AGENT, LLC, as Term Loan Representative for and on behalf of the Term Loan Secured Parties
By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner
Address for Notices:

Orion Energy Partners TP Agent, LLC
292 Madison Avenue, Suite 2500
New York, NY 10017
Attention: Ethan Shoemaker and Mark Friedland
Email: Ethan@OIC.com; Mark@OIC.com; ProjectGoldenBear@OIC.com

[Signature Page to BKRF Intercreditor Agreement]

TERM LOAN CREDITORS:
    ORION ENERGY CREDIT OPPORTUNITIES FUND II, L.P.

By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

    ORION ENERGY CREDIT OPPORTUNITIES FUND II PV, L.P.

By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner
    ORION ENERGY CREDIT OPPORTUNITIES FUND II GPFA, L.P.

By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

    ORION ENERGY CREDIT OPPORTUNITIES GCE CO-INVEST, L.P.

By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES GCE CO-INVEST B, L.P.

[Signature Page to BKRF Intercreditor Agreement]

By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner
    ORION ENERGY CREDIT OPPORTUNITIES FUND III, L.P.

By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner
    ORION ENERGY CREDIT OPPORTUNITIES FUND III PV, L.P.

By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner
    ORION ENERGY CREDIT OPPORTUNITIES FUND III GPFA, L.P.

By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

    ORION ENERGY CREDIT OPPORTUNITIES FUND III GPFA PV,
        L.P.

By:/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner
Address for Notices:

Orion Energy Partners TP Agent, LLC
292 Madison Avenue, Suite 2500
[Signature Page to BKRF Intercreditor Agreement]

New York, NY 10017
Attention: Ethan Shoemaker and Mark Friedland
Email: Ethan@OIC.com; Mark@OIC.com; ProjectGoldenBear@OIC.com

LIF AIV 1, L.P.
By:/s/ Todd Henigan
Name:Todd Henigan
Title: authorized signatory
Address for Notices:
c/o Grosvenor Capital Management, L.P.
767 Fifth Avenue, 14th Floor
New York, NY 10153
Attention: Legal Notices, Matthew Rinklin, Joseph Enright

Email: legal@gcmlp.com; mrinklin@gcmlp.com; jenright@gcmlp.com

[Signature Page to BKRF Intercreditor Agreement]

VOYA RENEWABLE ENERGY INFRASTRUCTURE ORIGINATOR I LLC
By:/s/ Edward Levin
Name: Edward Levin
Title: Senior Vice President
VOYA RENEWABLE ENERGY INFRASTRUCTURE ORIGINATOR L.P.
By:/s/ Edward Levin
Name: Edward Levin
Title: Senior Vice President
Address for Notices:

c/o Voya Investment Management LLC
230 Park Avenue
New York, NY 10169
Attention: Private Placements, Thomas Emmons, Edward Levin

Email:
Private.Placements@voya.com; Howard.Wilamowski@voya.com; Edward.Levin@voya.com; Thomas.Emmons@voya.com

[Signature Page to BKRF Intercreditor Agreement]

Each of the Loan Parties, by its execution of this Agreement, hereby acknowledges and agrees to the foregoing provisions of this Agreement.
LOAN PARTIES:
BAKERSFIELD RENEWABLE FUELS, LLC,
a Delaware limited liability company
By:/s/ Noah Verleun
Name: Noah Verleun
Title: President
BKRF OCB, LLC,
a Delaware limited liability company
By:/s/ Noah Verleun
Name: Noah Verleun
Title: President
BKRF OCP, LLC,
a Delaware limited liability company
By:/s/ Noah Verleun
Name: Noah Verleun
Title: President

[Signature Page to BKRF Intercreditor Agreement]

SCHEDULE A

Specified Events

Capitalized terms used on this Schedule A but not defined in the Intercreditor Agreement shall have the meanings ascribed to such terms in the Existing Term Loan Agreement as in effect on the date hereof.

Any Event of Default as defined in the Term Credit Agreement with respect to failure of the Loan Parties to take any of the following actions:
1.Submit a proposed draft Operating Budget (as defined in the Term Credit Agreement) for the 2024 calendar year no later than 60 days before the commencement of such calendar year pursuant to Section 5.20(z) of the Term Credit Agreement.

2.Complete the First Required Additional Capital Raise (as defined in the Term Credit Agreement) on or before July 31, 2023 pursuant to Section 5.30(a)(i) of the Term Credit Agreement.

3.Complete the Second Required Additional Capital Raise (as defined in the Term Credit Agreement) on or before July 5, 2024 pursuant to Section 5.30(a)(ii) of the Term Credit Agreement.

4.(a) Cause the Parent to propose a management transition and appointment plan relating to the management of the Parent and its subsidiaries to the Board (as defined in the Term Credit Agreement), (b) share a copy of such plan with the Term Administrative Agent, and (c) upon approval of the plan by the Board (as defined in the Term Credit Agreement), to cause the Parent to use commercially reasonable efforts to implement such approved plan no later than August 15, 2023, in each case pursuant to Section 5.30(b)(iv) of the Term Credit Agreement.

5.Engage a financial advisor reasonably acceptable to the Term Administrative Agent to launch a multi-pronged capital raise in furtherance of the Second Required Additional Capital Raise (as defined in the Term Credit Agreement) by August 15, 2023 pursuant to Section 5.30(b)(v) of the Term Credit Agreement.

6.Use best efforts to cause the Parent and the Parent’s board of directors to implement an executive incentive plan relating to the management of the Parent and its subsidiaries by August 15, 2023 pursuant to Section 5.30(b)(vi) of the Term Credit Agreement.

7.Incur a Permitted Working Capital Facility (as defined in the Term Credit Agreement) in an aggregate amount at least equal to $100,000,000 on or prior to October 1, 2023 pursuant to Section 5.30(c) of the Term Credit Agreement.

Any Event of Default as defined in the Term Credit Agreement with respect to:

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1.A material breach or default of the ExxonMobil Offtake Agreement (as defined in the Term Credit Agreement), pursuant to Section 7.01(k)(i) of the Term Credit Agreement.

2.A termination of the ExxonMobil Offtake Agreement (as defined in the Term Credit Agreement) or declaration that such agreement is null and void, pursuant to Section 7.01(k)(iii) of the Term Credit Agreement.

3.The failure of Term Conversion to have occurred by the Date Certain (as defined in the Term Credit Agreement), pursuant to Section 7.01(o) of the Term Credit Agreement.

4.Exceeding an outstanding principal amount of the Loans (as defined in the Term Credit Agreement) of $470,000,000 on or after June 30, 2024, pursuant to Section 7.01(r).

5.The failure to complete the First Required Additional Capital Raise (as defined in the Term Credit Agreement) on or before July 31, 2023, pursuant to Section 7.01(s)(i) of the Term Credit Agreement.

6.The failure to complete the Second Required Additional Capital Raise (as defined in the Term Credit Agreement) on or before July 5, 2024, pursuant to Section 7.01(s)(ii) of the Term Credit Agreement.

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